SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 22, 2002

CROWN AMERICAN REALTY TRUST

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-12216	25-1713733
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

PASQUERILLA PLAZA, JOHNSTOWN, PENNSYLVANIA 15901

(Address of principal executive offices)

(814) 536-4441

(Registrant's telephone number)

Item 9. Regulation FD Disclosure

Crown American Realty Trust hereby furnishes First Quarter 2002 Results and Supplemental Financial and Operational Information Package as released on April 22, 2002.

NEWS FROM:

C R O W N A M E R I C A N R E A L T Y T R U S T

CONTACT: Media: Christine Menna 814-536-9520 or Cmenna@crownamerican.com

Investors: Terry L. Stevens 814-536-9538 or Tstevens@crownamerican.com

Web Site: www.crownamerican.com

IMMEDIATE RELEASE: Monday, April 22, 2002

CROWN AMERICAN REALTY TRUST REPORTS

FIRST QUARTER FFO PER SHARE UP 2.9%

BOARD INCREASES COMMON DIVIDEND BY 1.2%

-------------------------------------

Johnstown, Pa. - Crown American Realty Trust (NYSE:CWN), a real estate investment trust, today announced financial results and operating information for the quarter ended March 31, 2002. The Board of Trustees also declared regular quarterly dividends on its common and senior preferred shares. The regular quarterly dividend on common shares was increased from $0.2100 to $0.2125 per quarter, which is the Company's fourth consecutive annual increase.

_______________________

"The Company and our mall portfolio continues to show resilience and progress during the first quarter of 2002 with a 2.9% increase in FFO per common share and a 0.4% increase in same-center net operating income ("NOI"), " stated Company Chairman, CEO and President, Mark E. Pasquerilla. " FFO per common share for the first quarter of 2002 was $0.35, up $0.01 per share over the first quarter of 2001 and $0.02 per share better than First Call consensus estimates. The improvement in FFO for the quarter over last year is primarily the result of the higher same center NOI, the favorable low-interest rate environment, and would have been even higher were it not for $450,000 more lease buyout income from our tenants last year compared to the current quarter."

"Operating trends continue to show signs of strength during the difficult economic climate. Mall shop occupancy ended the quarter at 85%, even with a year ago. Occupancy is down from 87% at year-end 2001, as expected, due to tenant closings which tend to be highest in the first quarter of the year. Average mall shop base rent per square increased for the 34th consecutive quarter to $20.19 per square foot, up 3.2% from one year ago. Leasing results for the quarter continued to be good with 201,000 square feet of new and renewal mall shop leases signed at rates that will produce $4.0 million in annual base rental income, down very slightly from $4.2 million in annual base rental income in the comparable period of last year. Base rents on new leases averaged $26.58 per foot compared to $14.62 per foot for tenants that closed, an uplift of 82%. The net effective rent on new leases signed in the first quarter of 2002 was $23.74 per foot, up from the $21.32 net effective rent achieved on new leases during full year 2001. Comparable mall shop sales for the first quarter of 2002 were $56.71 per square foot, a 2.2% increase over the first quarter of last year. Our mall shop tenants' occupancy cost percentage was 10.0% at March 31, 2002, slightly below the 10.1% at year-end 2001, and a positive sign that our malls remain affordable for tenants."

"While the environment is still challenging, our solid first quarter, which followed our stronger than expected finish in 2001, gives us optimism about our results in 2002. We still expect to experience a higher level of tenant closings in the first half of 2002 than our historical average. We strive to be proactive and anticipate tenant vacancies, and our success will depend on how quickly we are able to re-lease spaces from the closings we anticipate in the first half of 2002. While such closings and the general economy may continue to put pressure on same center NOI growth, this should be mitigated by the continuing lower interest rate environment and cost controls. We continue to believe that FFO per share for 2002 can range from $1.40 to $1.46, excluding any impacts from mall acquisitions or dispositions and also assuming no major disruptions to the current economic environment."

Pasquerilla concluded, "We continue to manage the Company in a conservative posture, and we will proactively anticipate and respond to challenges and opportunities. We continue to impose tight cost controls at our mall and home office, including a salary freeze in 2002 for officers and administrative staff at least until expected positive results materialize. We have no major capital spending projects planned for 2002, and our 2002 debt maturities have improved with the extension of two loans that we completed in October and with another loan extension under negotiation. Our liquidity is improved with the mall refinancing we did in early January. Our common shares produced a 64% total return in 2001 and 30% year-to-date in 2002, which is among the highest of all REITs, yet we still believe our common shares remain undervalued. Compared to the regional mall peer company averages, Crown's FFO multiple is still almost 20% lower, and our dividend yield is 23% higher. We believe that Crown American can offer continued strong financial returns to investors."

Dividend Information

For the quarter ended March 31, 2002, the Board of Trustees declared regular quarterly dividends of $0.2125 per common share and $1.375 per senior preferred share. Both dividends are payable June 14, 2002 to shareholders of record on June 3, 2002. The regular quarterly dividend on common shares was increased from $0.2100 to $0.2125 per quarter. This marks the fourth consecutive year that the common dividend has increased.

Financial Information

For the quarter ended March 31, 2002, the Company reported that total Funds from Operations ("FFO") before allocations to minority interest and to preferred dividends was $16.1 million, up from $15.6 million in the same quarter of 2001. The net increase in total FFO during the first quarter compared to the corresponding quarter of 2001 was largely comprised of the following:

    $0.3 million increase in mall shop and anchor base rents reflecting higher average rents;
    $0.1 million in higher temporary and seasonal leasing revenues; and
    $0.9 million in lower interest expense due primarily to lower LIBOR rates on variable-rate debt.

These positive impacts for the quarter were partially offset by:
    $0.2 million in higher property operating costs, net of cost recovery income from tenants;
    $0.5 million in lower lease buyout income (lease termination payments) from tenants who vacated early; and
    $0.1 million in lower percentage rent income.

Total revenues for the first quarter of 2002 were $46.1 million compared to $46.7 million in the first quarter of 2002, a decrease of $0.6 million, or 1%. This decrease was primarily the result of (a) a $0.5 million decrease in one-time lease termination payments from tenants who vacated early and (b) a $0.4 million decrease in cost recovery income from tenants, due to lower recoverable costs and a slightly lower recovery rate. These decreases were partially offset by: (c) a $0.3 million increase in tenant base rents, and (d) a $0.1 million increase in temporary and seasonal income.

For the first quarter of 2002, the Company reported a net loss of $2.2 million compared to net income of $0.4 million for the first quarter of 2001. The net loss in the first quarter of 2002 includes (a) $4.3 million of extraordinary loss on the early extinguishment of debt associated with a refinancing that was done in January 2002, as previously disclosed with the year end 2001 results in late January and (b) $0.8 million in additional absorption of the losses and distributions relating to the minority interest in the Operating Partnership. After deducting preferred dividends, there was a net loss applicable to common shares of $5.6 million, or $0.22 per share, in the first quarter of 2002, versus a net loss of $3.0 million, or $0.12 per share, in the comparable period of 2001.

    Operating Information
  During the first quarter of 2002, leases for 201,000 square feet of mall shops were signed at rates that will produce $4.0 million in annual base rental income, compared to 178,000 square feet for $4.2 million during the same period in 2001. The first quarter included 42 new leases for 64,000 square feet at an average base rent of $26.58 per square foot and 50 renewal leases for 137,000 square feet at $17.00 per square foot. The average base rental rate on new and renewal leases in the quarter was $20.05 per square foot, which was 29.7% higher than the average base rent for tenants that closed and renewed during the quarter.
  The average mall shop base rent of the portfolio at March 31, 2002 was $20.19 per square foot. This is a 3.2% increase from $19.57 per square foot at March 31, 2001, and the 34th consecutive quarter that average base rent has increased.
  The net effective rent (annual gross rent less the annual amortization of tenant allowances and leasing costs) for new leases signed in the first quarter was $23.74 per square foot as compared to $21.32 per square foot for the full year 2001.
  Mall shop occupancy was 85% at March 31, 2002, even with 85% reported at March 31, 2001, but down 2% from December 31, 2001.
  Comparable mall shop sales for the first quarter of 2002 were $56.71 per square foot, a 2.2% increase over the $55.48 per square foot reported for the first quarter of 2001.
  Occupancy costs (base rent, percentage rent and expense recoveries as a percentage of mall shop sales) at all properties were 10.0% at March 31, 2002, up from 9.9% at March 31, 2001, but down from the 10.1% at December 31, 2001.
  Seasonal and temporary leasing income for the first quarter of 2002 amounted to $2.2 million, as compared to $2.1 million for the same period in 2001.
    Property Dispositions
  Two malls are currently under contract of sale to two different buyers: Carlisle Plaza Mall in Carlisle, PA and Oak Ridge Mall in Oak Ridge, TN. Both buyers are in the process of completing their due diligence and certain other matters, such as zoning variances, other local government and tenant approvals, and financing. The sale of each property is contingent upon each buyer's successful completion of such matters and Oak Ridge is further subject to Board approval as described below. Carlisle Plaza Mall, including freestanding space, comprises 342,000 square feet of GLA and has mall shop occupancy of 56%. Oak Ridge Mall, including freestanding space, comprises 888,000 square feet of GLA and has mall shop occupancy of 30%. Based on the contract prices, Carlisle Plaza would produce a book gain on sale of approximately $1.5 million and Oak Ridge would produce a book loss of approximately $15 million. However, the book loss on Oak Ridge would be mitigated by the settlement of the related ongoing Cash Flow Support obligation of Crown Investments Trust, an entity owned by the Pasquerilla family; such settlement would be recorded as a contribution to capital. No impairment loss on Oak Ridge as an operating property has been reflected in the financial statements because the ongoing Cash Flow Support payments together with the existing net operating income are sufficient to recover the book value of the property. The Oak Ridge sale agreement and the terms and conditions of the anticipated Cash Flow Support settlement are still subject to approval by the independent members of the Board of Trustees, whose decision with respect to the Cash Flow Support settlement will be based on a valuation report from an independent third party expert.

_______________________

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on assumptions and expectations, which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. Risk and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and credit market conditions, the ability to refinance maturing indebtedness, the impact of competition, consumer buying trends, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases and financial stability of tenants within the retail industry, as well as other risks listed from time to time in the Company's reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by the Company.

Crown American Realty Trust through various affiliates and subsidiaries owns, acquires, operates and develops regional shopping malls in Pennsylvania, Maryland, West Virginia, Virginia, New Jersey, North Carolina, Tennessee and Georgia. The current portfolio includes 27 enclosed regional malls aggregating over 16 million square feet of gross leasable area.

Supplemental Financial and Operational Information Package follows for Crown American Realty Trust for the three months ended March 31, 2002.




SUPPLEMENTAL FINANCIAL AND OPERATIONAL INFORMATION PACKAGE
CROWN AMERICAN REALTY TRUST
FIRST QUARTER 2002
OTHER FINANCIAL AND OPERATING DATA (unaudited)

	Quarter Ended March 31,
FINANCIAL AND ANALYTICAL DATA:	2002 vs. 2001

Total FFO - Incr (Decr) - 2002 compared to 2001:	$ 000	$ per share
Base rents from anchors and mall shops	$255	$0.007
Percentage rents from anchors and mall shops	(65)	(0.002)
Temporary and promotional leasing income	126	0.003
Mall operating costs, net of tenant recovery income	(216)	(0.006)
Utility income, miscellaneous mall income, equity in joint venture	18	-
Straight line rental income	(4)	-
Core mall operations	114	0.002

Interest expense	892	0.025
Property admin. and general & admin. expenses	32	0.001
Lease buyout income	(450)	(0.012)
Cash flow support earned	(25)	(0.001)
Depreciation and amortization expense	(2)	-
Gain on sale of outparcel land	(54)	(0.001)
Fees on Non-Reit assets	(29)	(0.001)
Change in FFO before preferred div's and minority interest	478	0.013
Allocation to minority interest in Operating Partnership	(115)	-
Dilutive effect of common share options	-	(0.002)
Rounding to whole cents	-	(0.001)
Change in FFO allocable to common shareholders	$363	$0.010

	Quarter Ended March 31,
	2002	2001

Funds from Operations ($000 except per share data):
Net income (loss)	$(2,239)	$352
Adjustments:
Minority Interest in Operating Partnership	1,456	1,316
Depreciation and amortization - real estate	11,394	12,752
Depreciation and amortization - J.V.'s and other line items	422	424
Cash flow support amounts	765	790
Extraordinary loss on early extinguishment of debt	4,314	-
FFO before allocations to minority interest and preferred shares	16,112	15,634
Allocation to preferred shareholders (preferred dividends)	(3,402)	(3,402)
Allocation to minority interest in Operating Partnership	(3,456)	(3,341)
FFO allocable to common shares	$9,254	$8,891
FFO per common share	$0.35	$0.34

Average common shares outstanding during the period	26,208	26,208
Partnership units and common shares outstanding at period end	36,164	36,164

Avg. common shares outstanding during the period for diluted FFO	26,464	26,301
Partnership units and shares during the period for diluted FFO	36,421	36,257

Components of Minimum Rents:
Anchor - contractual or base rents	$6,171	$6,164
Mall shops - contractual or base rents	20,956	20,727
Mall shops - percentage rent in lieu of fixed base rent	769	745
Straight line rental income	240	244
Ground leases - contractual or base rents	587	592
Lease buyout income	321	771
Total minimum rents	$29,044	$29,243
Components of Percentage (Overage) Rents:
Anchors	$555	$571
Mall shops and ground leases	1,016	1,065
	$1,571	$1,636






SUPPLEMENTAL FINANCIAL AND OPERATIONAL INFORMATION PACKAGE
CROWN AMERICAN REALTY TRUST
FIRST QUARTER 2002
OTHER FINANCIAL AND OPERATING DATA (unaudited)

	Quarter Ended March 31,
	2002	2001

EBITDA: earnings (including gain on sale of outparcel land)before interest, taxes and all depreciation and amortization
And extraordinary items	$28,801	$29,185

Debt and Interest:

Fixed rate debt at period end	$617,712	$613,800
Variable rate debt at period end	113,528	107,617
Total debt at period end	$731,240	$721,417

Weighted avg. interest rate on fixed rate debt for the period	7.6%	7.6%
Weighted avg. interest rate on variable rate debt for the period	4.1%	8.2%

Total interest expense for period	$13,229	$14,121
Amort. of deferred debt cost for period (incl. in interest exp)	459	471
Capitalized interest costs during period	-	-

Capital Expenditures Incurred:

Allowances for anchor/ big box tenants	$400	$-
Allowances for mall shop tenants	1,344	1,988
Leasing costs and commissions	405	547
Operational capital expenditures at properties	523	528
Expansions and major renovations	205	239
All other capital expenditures (included in Other Assets)	136	138
Total Capital Expenditures during the period	$3,013	$3,440

OPERATING DATA:

Mall shop GLA at period end (000 sq. ft.)	5,668	5,654

Mall Shop occupancy percentage at period end	85%	85%

Comp. Store Mall shop sales - 3 months ( $ per sq. ft.)	$56.71	$55.48

Mall shop occupancy cost percentage at period end	10.0%	9.9%

Average mall shop base rent at period end ($ per sq. ft.)	$20.19	$19.57

Same center NOI growth	0.4%	2.6%

Mall shop leasing for the period:
New leases - sq. feet (000)	64	82
New leases - $ per sq. ft.	$26.58	$31.58
Number of new leases signed.	42	63

Net effective rent for new leases signed in the period (per sq. ft. )	$23.74	$29.42

Renewal leases - sq. feet (000)	137	96
Renewal leases - $ per sq. ft.	$17.00	$17.13
Number of renewal leases signed.	50	39

Tenant Allowances for leases signed during the period:
First Generation Space - per sq. ft.	$0.00	$21.51
Second Generation Space - per sq. ft.	$4.81	$4.86
Leases Signed during the period by:
First Generation Space - sq. feet (000)	-	5
Second Generation Space - sq. feet (000)	201	173

Theater and free-standing leasing for the period:
New leases - sq. feet (000)	19	-
New leases - $ per sq. ft.	$8.17	$-
Tenant allowances - $ per sq. ft.	$10.26	$-






SUPPLEMENTAL FINANCIAL AND OPERATIONAL INFORMATION PACKAGE

CROWN AMERICAN REALTY TRUST
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
	2002	2001
	(in thousands, except per share data)
		(reclassified)
Rental operations:
Revenues:
Minimum rent	$29,044	$29,243
Percentage rent	1,571	1,636
Property operating cost recoveries	9,151	9,536
Temporary and promotional leasing	2,242	2,116
Utility redistribution income	3,437	3,646
Miscellaneous income	648	476
	46,093	46,653
Property operating costs:
Recoverable operating costs	12,472	12,802
Property administrative costs	728	739
Other operating costs	838	677
Utility redistribution expense	2,589	2,615
Depreciation and amortization	11,394	12,752
	28,021	29,585
	18,072	17,068
Other expenses:
General and administrative	1,457	1,478
Interest	13,229	14,121
	14,686	15,599
	3,386	1,469
Property sales and adjustments:
Gain on sale of outparcel land	145	199
	145	199

Income before extraordinary item and minority
interest in Operating Partnership	3,531	1,668
Extraordinary loss on early extinguishment of debt	(4,314)	-
Income (loss) before minority interest	(783)	1,668
Minority interest in Operating Partnership	(1,456)	(1,316)
Net income (loss)	(2,239)	352
Dividends on preferred shares	(3,402)	(3,402)
Net (loss) applicable to
common shareholders	$(5,641)	$(3,050)

Per common share information:
Basic and Diluted EPS:
(Loss) before extraordinary item	$(0.10)	$(0.12)
Extraordinary item	(0.12)	-
Net (loss)	$(0.22)	$(0.12)

Weighted average shares outstanding - basic (000)	26,208	26,208
Weighted average shares outstanding - diluted (000)	26,464	26,301

Funds from Operations:
FFO allocable to common shareholders	$9,254	$8,891
Diluted FFO per share	$0.35	$0.34






SUPPLEMENTAL FINANCIAL AND OPERATIONAL INFORMATION PACKAGE

CROWN AMERICAN REALTY TRUST
Consolidated Balance Sheets

	March 31,	December 31,
	2002	2001
	(Unaudited)
	(in thousands, except share
	and per share data)
Assets

Income-producing properties:
Land	$147,639	$147,759
Buildings and improvements	1,037,144	1,035,761
Deferred leasing and other charges	44,991	45,280
	1,229,774	1,228,800
Accumulated depreciation and amortization	(478,066)	(468,563)
	751,708	760,237

Minority interest in Operating Partnership	3,168	3,303

Investment in joint venture	3,700	3,705
Cash and cash equivalents, unrestricted	14,065	16,999
Restricted cash and escrow deposits	11,334	7,998
Tenant and other receivables	12,702	14,871
Deferred charges and other assets	17,538	19,667
	$814,215	$826,780

Liabilities and Shareholders' Equity

Debt on income-producing properties	$731,240	$720,729
Accounts payable and other liabilities	28,669	40,928
	759,909	761,657

Commitments and contingencies

Shareholders' equity:
Non-redeemable senior preferred shares, 11% cumulative,	25	25
$.01 par value, 2,500,000 shares authorized and issued
Common shares, par value $.01 per share, 120,000,000 shares	277	277
authorized, 27,742,447 and 27,742,317 shares issued at
March 31, 2002 and December 31, 2001, respectively
Additional paid-in capital	317,437	317,450
Accumulated deficit	(247,126)	(235,980)
	70,613	81,772
Less common shares held in treasury at cost; 1,534,398 shares at both	(14,652)	(14,652)
March 31, 2002 and December 31, 2001

Less preferred shares held in treasury at cost; 25,000 shares at both	(929)	(929)
March 31, 2002 and December 31, 2001

Accumulated other comprehensive loss	(726)	(1,068)
	54,306	65,123
	$814,215	$826,780






SUPPLEMENTAL FINANCIAL AND OPERATIONAL INFORMATION PACKAGE

CROWN AMERICAN REALTY TRUST
Consolidated Statements of Cash Flows
(Unaudited)
	Three Months Ended March 31,
	2002	2001
	(in thousands)
Cash flows from operating activities:
Net income (loss)	$(2,239)	$352
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Minority interest in Operating Partnership	1,456	1,316
Equity earnings in joint venture	(95)	(69)
Depreciation and amortization	12,195	13,576
Loss on early extinguishment of debt	4,314	-
Net changes in:
Tenant and other receivables	2,169	1,794
Deferred charges and other assets	2,079	2,624
Restricted cash and escrow deposits	(2,218)	(2,187)
Accounts payable and other liabilities	(11,917)	(8,340)
Net cash provided by operating activities	5,744	9,066

Cash flows from investing activities:
Investment in income-producing properties	(2,877)	(3,302)
Change in investing escrow deposits	(679)	(454)
Distributions from joint venture	100	245
Net cash used in investing activities	(3,456)	(3,511)

Cash flows from financing activities:
Proceeds from issuance of debt, net of loan deposits and prepayment penalties	48,681	2,446
Cost of issuance of debt	(931)	(6)
Debt repayments	(42,740)	(3,931)
Dividends and distributions paid on common shares and partnership units	(7,595)	(7,504)
Dividends paid on senior preferred shares	(3,402)	(3,402)
Cash flow support payments	765	790
Net cash used in financing activities	(5,222)	(11,607)

Net decrease in cash and cash equivalents	(2,934)	(6,052)

Cash and cash equivalents, beginning of period	16,999	14,613

Cash and cash equivalents, end of period	$14,065	$8,561

Supplemental Cash Flow Data:

Interest paid	$12,770	$13,650
Other comprehensive income (loss) - hedging activities	$342	$(353)



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CROWN AMERICAN REALTY TRUST

By: Terry L. Stevens
Name: Terry L. Stevens
Title: Executive Vice President and
Chief Financial Oficer

Date: April 22, 2002